Exhibit 4.7

Execution Version

STARCLOUD MEDIA CO., LIMITED

FOURTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

July 28, 2010

STARCLOUD MEDIA CO., LIMITED

FOURTH AMENDED AND RESTATED

RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

This Fourth Amended and Restated Right of First Refusal and Co-Sale Agreement (this “Agreement”) is made and entered into as of July 28, 2010, by and among:

(1) StarCloud Media Co., Limited, a company incorporated under the British Virgin Islands International Business Companies Act, 1984 and re-registered under the British Virgin Islands Business Companies Act, 2004 as a business company limited by shares in the British Virgin Islands (the “Company”);

(2) Each of the entities listed on Schedule A hereto (the “Series A Investor”);

(3) Each of the entities listed on Schedule B hereto (the “Series B Investor”);

(4) Each of entities listed on Schedule C hereto (the “Series C Investor”);

(5) Each of the entities listed on Schedule D hereto (the “Series D Investor”);

(6) Each of the entities listed on Schedule E hereto (the “Series E Investor”; together with the Series A Investor, the Series B Investors, the Series C Investors, and the Series D Investors, the “Investors” and each an “Investor”); and

(7) Each of the entities (each an “Ordinary Shareholder” and collectively, the “Ordinary Shareholders”) and each of the individuals (each a “Founder” and collectively, the “Founders”) listed on Schedule F hereto. The Investors and the Ordinary Shareholders are collectively referred to herein as the “Shareholders”.

RECITALS

A. The Ordinary Shareholders currently own Ordinary Shares (as hereinafter defined) issued by the Company.

B. The Company has previously issued to the Series A Investor Series A Preferred Shares of the Company (the “Series A Shares”) pursuant to that certain Share Subscription Agreement, dated December 20, 2005, by and among the Company, the Series A Investor and certain other parties thereto.

C. The Company has also previously issued to the Series B Investors Series B Preferred Shares of the Company (the “Series B Shares”) pursuant to that certain Series B Preferred Shares Purchase Agreement, dated May 10, 2006, by and among the Company, the Series B Investors and certain other parties thereto.

D. The Company has also previously issued to the Series C Investors Series C Preferred Shares of the Company (the “Series C Shares”) pursuant to that certain Series C Preferred Shares Purchase Agreement, dated April 13, 2007, by and among the Company, the Series C Investors and certain other parties thereto and that certain Accession Agreement, dated April 29, 2007, by and between the Company and CA-JAIC China Internet Fund.

E. The Company has also previously issued to the Series D Investors Series D Preferred Shares of the Company (the “Series D Shares”) pursuant to that certain Series D Preferred Shares Purchase Agreement, dated March 26, 2008, by and among the Company, the Series D Investors and certain other parties thereto.

F. The Company is issuing to the Series E Investors certain number of Series E Shares of the Company (the “Series E Shares”) pursuant to the Series E Shares Purchase Agreement by and among the Company, the Series E Investors and certain other parties thereto dated July 16, 2010 (the “Series E Purchase Agreement”).

G. It is a condition to the closing of the Company’s issuance and sale of the Series E Shares to the Series E Investors (the “Series E Closing”) that this Agreement is properly executed and delivered by the Company, the Shareholders and the Founders.

H. The parties hereto executed (i) a Right of First refusal and Co-sale Agreement on May 10, 2006 in connection with the issuance, sale and purchase of Series B Shares (“Initial Co-sale Agreement”); (ii) an Amended and Restated Right of First refusal and Co-sale Agreement on April 20, 2007 in connection with the issuance, sale and purchase of Series C Shares (the “First A&R Co-sale Agreement”); (iii) a Second Amended and Restated Right of First refusal and Co-sale Agreement on April 14, 2008 in connection with the initial closing of the issuance, sale and purchase of Series D Shares (the “Second A&R Co-sale Agreement”); and (iv) a Third Amended and Restated Right of First Refusal and Co-sale Agreement on June 4, 2008, in connection with the second closing of the issuance, sale and purchase of Series D Shares (the “Third A&R Co-sale Agreement”; together with the Initial Co-sale Agreement, the First A&R Co-sale Agreement, and the Second A&R Co-sale Agreement, the “Prior Co-sale Agreements”).

NOW, THEREFORE, in consideration of the mutual promises herein contained, and other consideration, the receipt and adequacy of which hereby is acknowledged, the parties hereto agree as follows:

1. Certain Definitions. For purposes of this Agreement, the following terms have the following meanings:

(a)	“Acquisition Transaction” means any reorganization, consolidation, merger, sale or transfer of the Company’s outstanding shares or similar transaction at arm’s length (other than any sale of shares by the Company for capital raising purposes) in which Shareholders immediately prior to such reorganization, merger or consolidation, sale or transfer of shares or similar transaction owning a majority of the voting power do not (by virtue of their ownership of securities or voting interest of the Company immediately prior to such transaction) beneficially own shares possessing a majority of the voting power of the surviving company or companies or acquiring entity, as the case may be, immediately following such transaction.

(b)	“Articles” means the Memorandum of Association and Articles of Association of the Company, as amended from time to time.

(c)	“days” means calendar days.

(d)	“Equity Securities” means Shares or any securities convertible into, exchangeable for or exercisable for Shares now or hereafter held by an Ordinary Shareholder (or a transferee pursuant to Section 1(q) hereof).

(e)	“Ordinary Shares” means the ordinary shares, par value US$0.001 per share, of the Company.

(f)	“Permitted Transferee” means any transferee of Shares in a transaction excluded from the definition of Transfer pursuant to Sections 1(q)(i), (q)(ii), and (q)(iii) hereof.

(g)	“Preferred Shares” means the Series A Shares, the Series B Shares, the Series C Shares, the Series D Shares, and the Series E Shares of the Company.

(h)	“Co-sale Pro-Rata Share” means, as to each Investor’s Right of Co-Sale, the percentage determined by dividing (i) the number of Shares held on an as- converted basis by such Investor, by (ii) the total number of Shares held on an as-converted basis by the Seller (as defined in Section 4(a) below).

(i)	“Qualified IPO” means the Company’s first firm commitment public offering of Ordinary Shares with gross cash proceeds going to the Company of at least US$80,000,000 and a pre-money valuation for the Company of at least US$450,000,000 pursuant to (i) a registration statement filed under the Securities Act, or (ii) the securities laws applicable to an offering of securities in another jurisdiction pursuant to which such securities will be listed on an internationally-recognized securities exchange approved by a majority of the Preferred Share Directors.

(j)	“Right of Co-Sale” means the right of co-sale provided to the Investors in Section 4 of this Agreement.

(k)	“Right of First Refusal” means the right of first refusal provided to the Investors in Section 3 of this Agreement.

(l)	“Sale of Assets” means (i) any sale at arm’s length of all or substantially all of the Company’s assets, properties or business; or (ii) a sale, transfer or a grant of an exclusive, irrevocable license of all or substantially all of the proprietary rights, intellectual property or Material Permits (as defined in the Series E Purchase Agreement) including but not limited to the SARFT Permit (as defined in the Series E Purchase Agreement) owned, or controlled by ownership, contractual rights or otherwise, by the Company to a third party.

(m)	“Seller” means the Ordinary Shareholder proposing to Transfer Equity Securities.

(n)	“Share Restriction Agreement” means that certain agreement by and between the Company and each of the Ordinary Shareholders.

(o)	“Shares” means and includes any and all Ordinary Shares and Preferred Shares.

(p)	“Shareholders’ Agreement” means that certain Fifth Amended and Restated Shareholders’ Agreement, dated as of the date hereof, by and among the Company, the Investors, the Ordinary Shareholders and the Founders, or its successors or replacements

(q)	“Transfer” means and includes (as the definition may be appropriately modified, mutatis mutandis, to include “Transfer” when used as a verb) any sale, assignment, encumbrance, hypothecation, pledge, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, including but not limited to transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly, except:

(i)	any bona fide pledge of up to five percent (5%), in the aggregate, of the Shares held by a Seller made pursuant to a bona fide loan transaction that creates a mere security interest if the pledgee executes a counterpart copy of this Agreement and becomes bound thereby as was the Seller, in the event and to the extent that such pledgee ever acquires ownership of such Shares;

(ii)	any Transfer of Shares by a Seller to the shareholders of the Seller, if the Seller is an entity, or if such Seller is a natural person, to the Seller’s spouse, siblings, parents, lineal descendants or antecedents or trusts for the benefit of the Seller or the Seller’s spouse, siblings, parents or lineal descendants or antecedents or transfers of Shares by the Seller by devise or descent; provided, that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was the Seller;

(iii)	any bona fide gift of up to five percent (5%), in the aggregate, of the Shares held by a Seller, to a charitable organization; provided that the pledgee, transferee or donee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was the Seller; and

(iv)	any Transfers in a registered public offering pursuant to (a) the Securities Act, or (b) the securities laws applicable to an offering of securities in a jurisdiction other than the United States; and

(v)	any Transfer of Shares by a Seller, if an entity, to its shareholders, members, or to the estate of any of its shareholders or members; provided, that, in all cases, the transferee or other recipient executes a counterpart copy of this Agreement and becomes bound thereby as was the Seller.

Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Articles.

2. Restrictions on Transfer.

(a) General. Subject to the Share Restriction Agreements, before a Seller or its Affiliates (as defined in the Series E Purchase Agreement) may Transfer any Equity Securities, the Investors shall have a Right of First Refusal to purchase the Equity Securities which such Seller desires to Transfer on the terms and conditions set forth herein.

(b) Notice of Proposed Transfer by Seller. Prior to the Seller transferring any of its Equity Securities, the Seller shall deliver to the Investors a written notice (the “Transfer Notice”) stating: (i) the Seller’s bona fide intention to Transfer such Equity Securities (the “Transferred Shares”); (ii) the name, address and phone number of each proposed purchaser or other transferee (the “Proposed Transferee”); (iii) the aggregate number of Transferred Shares to be Transferred to each Proposed Transferee; (iv) the bona fide cash price or other consideration for which the Seller proposes to Transfer the Transferred Shares (the “Transferred Price”); (v) each Investor’s right to exercise either its Right of First Refusal or its Right of Co-Sale (but not both rights) with respect to the Transferred Shares; and (vi) a deadline, consistent with the terms of this Agreement, within which the Investors must exercise such rights.

3. Right of First Refusal.

(a) Exercise by the Investors.

(i) The Investors and their affiliated assignees have the Right of First Refusal to purchase up to their respective pro rata share of the Transferred Shares on the same terms and conditions as set forth in the Transfer Notice, provided that each Investor so electing gives written notice of the exercise of such right to the Seller within thirty (30) days after the date on which the Transfer Notice is given to such Investor (the “Refusal Period”). For purposes of this Section 3(a)(i), each Investor’s pro rata share shall be the number of the Transferred Shares multiplied by a fraction, the numerator of which shall be the number of Ordinary Shares (assuming conversion of all securities then outstanding that are convertible into Ordinary Shares) owned by such Investor on the date of the Transfer Notice and the denominator of which shall be the number of Ordinary Shares (assuming conversion of all securities then outstanding that are convertible into Ordinary Shares) held by all Investors on the date of the Transfer Notice.

(ii) In the event that any Investor elects not to purchase its full pro rata share of the Transferred Shares available to it pursuant to its rights under Section 3(a)(i) above within the Refusal Period, then the Seller shall promptly give a written notice (the “Overallotment Notice”) to each of the Investors that has elected to purchase its full pro rata share (the “Fully Participating Investors”), which notice shall set forth the number of the Transferred Shares not purchased by the other Investors (such shares, the “Overallotment Shares”), and shall offer the Fully Participating Investors the right to purchase up to its pro rata share of the Overallotment Shares. Each Fully Participating Investor shall have fifteen (15) days after delivery of the Overallotment Notice (the “Overallotment Refusal Period”) to deliver a written notice to the Seller of its election to purchase up to its pro rata share of the Overallotment Shares on the same terms and conditions as set forth in the Transfer Notice. For purposes of this Section 3(a)(ii), each Fully Participating Investor’s pro rata share shall be the number of the Overallotment Shares multiplied by a fraction, the numerator of which shall be the number of Ordinary Shares (assuming conversion of all securities then outstanding that are convertible into Ordinary Shares) owned by such Fully Participating Investor on the date of the Transfer Notice and the denominator of which shall be the total number of Ordinary Shares (assuming conversion of all securities then outstanding that are convertible into Ordinary Shares) owned by all Fully Participating Investors on the date of the Transfer Notice. Within five (5) days after the expiration of the Overallotment Refusal Period, the Seller will give written notice to the Company and each Investor specifying the number of the Transferred Shares that was subscribed by the Investors exercising their Rights of First Refusal (the “Confirmation Notice”).

(b) Purchase Price. The purchase price for the Transferred Shares to be purchased by an Investor exercising its Right of First Refusal under this Agreement will be payable as set forth in Section 3(c) hereof. If the Transferred Price includes consideration other than cash, the cash equivalent value of the non-cash consideration will be determined by the Board of Directors of the Company in good faith, which determination will be binding upon the Company, each Investor (if applicable), and the Seller, absent fraud or error.

(c) Payment. Payment of the purchase price for the Transferred Shares purchased by an Investor exercising its Right of First Refusal will be made within fifteen (15) days after the delivery of the Confirmation Notice. Payment of the purchase price will be made, at the option of the exercising Investor, as applicable, (i) in cash (or by check), (ii) by cancellation of all or a portion of any outstanding indebtedness of the Seller owed to the Investor, as the case may be, or (iii) by any combination of the foregoing. At such time, the Seller shall deliver to such Investor(s) exercising the Right of First Refusal hereunder the share certificates representing the Transferred Shares to be purchased by such Investor(s) exercising the Right of First Refusal hereunder, together with a duly executed share transfer certificate in respect of such Transferred Shares, and upon their delivery to the Company, the Company shall pass the necessary resolution in order to update its register of members to annotate the change in ownership of the Transferred Shares.

(d) Sellers’ Right to Transfer. If the Investors have not elected to purchase all or any portion of the Transferred Shares pursuant to this Section 3, then the Seller may Transfer such portion of the Transferred Shares that the Investors have not elected to purchase to any Proposed Transferee named in the Transfer Notice, at the Transferred Price or at a higher price; provided that any such Transfer by a Seller of the Transferred Shares shall still be subject to the Investors’ Right of Co-Sale provided in Section 4 hereof; provided further that any such Transfer (i) is consummated within ninety (90) days after the end of the Co-Sale Period (as defined hereafter), (ii) is on terms and conditions no more favorable to the Proposed Transferee than the terms and conditions proposed in the Transfer Notice, and (iii) is in accordance with all the terms of this Agreement. If the Transferred Shares are not so Transferred during such ninety (90) day period, then the Seller may not Transfer any of such Transferred Shares without complying again in full with the provisions of this Section 3.

(e) Restrictions Binding on Transferees. All transferees of the Transferred Shares or any interest therein will receive and hold such Transferred Shares or interest subject to the provisions of this Agreement. Any Transfer of the Transferred Shares shall be void unless the provisions of this Agreement are satisfied.

(f) No Adverse Effect. The exercise or non-exercise of the rights of the Investors hereunder to participate in one or more Transfers of Equity Securities made by any Seller shall not adversely affect their rights to participate in subsequent Transfers of Equity Securities by the same or a different Seller.

4. Right of Co-Sale.

(a) Initial Exercise by the Investors. To the extent that the Investors do not exercise their Rights of First Refusal with respect to the Transferred Shares pursuant to Section 3 hereof, then each Investor who has not exercised its right in Section 3(a) (a “Co-Sale Investor”) shall have the right, exercisable upon written notice to the Seller within fifteen (15) days after delivery of the Confirmation Notice to such Co-Sale Investor (the “Co-Sale Period”), to participate in such sale of the Transferred Shares pursuant to Section 3(d) (the “Co-Sale Eligible Shares”) on the same terms and conditions on a deemed converted basis (where applicable) as specified in the Transfer Notice subject to the terms of this Section 4. Each Co-Sale Investor who delivers a notice pursuant to the preceding sentence (a “Selling Investor”) may sell, pursuant to the Selling Investor’s Right of Co-Sale, up to that number of Shares held by such Selling Investor equal to the product of the Co-Sale Eligible Shares multiplied by such Selling Investor’s Co-sale Pro-Rata Share. The Selling Investor shall indicate the number of Shares that it then holds and it wishes to sell pursuant to this Section 4(a) (the “Selling Investor Shares”). The sale of the Selling Investor Shares shall occur within twenty-five (25) days from the beginning of the Co-Sale Period (the “Co-Sale Closing”). To the extent that any Proposed Transferee refuses to purchase the Selling Investor Shares from a Selling Investor exercising its Co-Sale Right hereunder, the Seller(s) shall not Transfer to such Proposed Transferee any Transferred Shares unless and until, simultaneously with such Transfer, the Seller(s) purchases such Selling Investor Shares from such Selling Investor for the same consideration and on the same terms and conditions as proposed in the Transfer Notice (which terms and conditions shall be no less favorable than those governing the Transfer to the Proposed Transferee(s) by the Seller(s)). This Right of Co-Sale shall not apply with respect to the Transferred Shares sold or to be sold to the Investors under the Right of First Refusal.

(b) Consummation of Co-Sale. A Selling Investor may exercise the Right of Co-Sale by delivering to the Seller at or before the Co-sale Closing, one or more certificates, properly endorsed for Transfer, representing a number of Shares not to exceed the number of Shares to which such Selling Investor is entitled in Section 4(a), representing such Shares to be Transferred by the Seller on behalf of the Selling Investor. If the Selling Investor does not hold a certificate in that series, class or type of Shares representing the number of securities owned and to be sold by such Selling Investor pursuant to this Section 4, then the Company shall, in accordance with the conversion provision and other relevant provisions of the Company’s Articles then in effect, promptly issue a certificate representing the proper number of Shares to be sold pursuant to this Right of Co-Sale. Following the Co-sale Closing, the Company shall deliver a certificate for the remaining balance of the securities held by the Selling Investor, if any, to such Selling Investor. At the Co-sale Closing, such certificates or other instruments will be transferred and delivered to the Proposed Transferee as set forth in the Transfer Notice in consummation of the Transfer of the Transferred Shares pursuant to the terms and conditions specified in the Transfer Notice, and the Seller will remit, or will cause to be remitted, to each Selling Investor, within ten (10) days after such Co-sale Closing, that portion of the proceeds of the Transfer to which each Selling Investor is entitled by reason of each Selling Investor’s participation in such Transfer pursuant to the Right of Co-Sale. The Company shall duly update its register of members to reflect any Transfers pursuant to the foregoing.

(c) No Representations and Warranties. Selling Investors who exercise the Right of Co-Sale shall not be required to give representations and warranties other than those on clean title of the Shares to be Transferred by the Seller on behalf of the Selling Investor.

(d) No Adverse Effect. The exercise or non-exercise of the rights of the Investors hereunder to participate in one or more sales of Equity Securities shall not adversely affect their rights to participate in subsequent sales of Equity Securities.

5. Prohibited Transfer.

(a) Any Transfer in violation of Section 3 or Section 4 hereof shall be null and void and shall not confer on any Proposed Transferee any rights whatsoever, and the Company shall not recognize such Transfer and will not effect the Transfer on the Company’s share register or other records or regard any alleged transferee as the holder of such Transferred Shares without the written consent of the holders representing more than fifty percent (50%) of the Preferred Shares then outstanding, voting as a single class.

(b) Notwithstanding the foregoing, in the event a Seller should Transfer any Shares in disregard or contravention of Section 3 or Section 4 hereof (a “Prohibited Transfer”), the Investors, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put right provided below, and such Seller shall be bound by the applicable provisions of such right.

(c) Put Right. Without prejudice to any other rights and remedies available to any Investor, in the event of a Prohibited Transfer, each Investor shall have the right to sell to the Seller the type and number of Shares equal to the number of Shares such Investor would have been entitled to Transfer under this Agreement had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(i) The price per share (on a deemed converted basis) at which the Shares are to be sold to the Seller shall be equal to the price per share paid by the purchaser to the Seller in the Prohibited Transfer. The Seller shall also reimburse each Investor for any and all reasonable fees and expenses, including legal fees and out-of-pocket expenses, incurred pursuant to the exercise or the attempted exercise of such Investor’s rights under this Agreement.

(ii) Each Investor shall, if exercising the right created hereby, deliver to the Seller within ninety (90) days after the later of the dates on which the Investor (A) received notice of the Prohibited Transfer or (B) otherwise become aware of the Prohibited Transfer, a notice describing the type and the number of Shares to be transferred by the Investor.

(iii) The Seller shall, promptly upon receipt of the notice described above from the Investor(s) exercising the right created hereby, pay to each such Investor the aggregate purchase price for the Shares to be sold by such Investor, and the amount of reimbursable fees and expenses, as specified above, in cash or by other means acceptable to the Investor.

(iv) Upon receipt of full payment of the amount due from the Seller, the Investor shall deliver to the Seller the share certificate or certificates representing Shares to be sold, together with a transfer form signed by the Investor transferring such shares.

6. Restrictive Legend and Stop-Transfer Orders.

(a) Legend. The Ordinary Shareholders understand and agree that the Company will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon the register of members of the Company, any certificate(s) or other documents or instruments evidencing ownership of Equity Securities by the Ordinary Shareholders:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY ONLY BE SOLD, DISPOSED OF OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH CERTAIN RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE AS SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT ENTERED INTO BY THE HOLDER OF THESE SHARES, THE COMPANY AND CERTAIN SHAREHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b) Stop Transfer Instructions. In order to ensure compliance with the restrictions referred to herein, each Seller agrees that the Company may issue appropriate “stop transfer” certificates or instructions.

(c) Transfers. No Equity Securities shall be Transferred unless (i) such Transfer is made in compliance with the terms of this Agreement and applicable laws, including applicable federal and state securities laws, and (ii) prior to such Transfer, the transferee or transferees, who prior to such Transfer are not already parties to this Agreement, sign a counterpart to this Agreement pursuant to which it or they agree to be bound by the terms of this Agreement.

7. Termination.

(a) The Investors’ Right of First Refusal and Right of Co-Sale will terminate upon the earliest to occur of (i) immediately prior to the effectiveness of the registration statement for the Company’s Qualified IPO, (ii) the date on which this Agreement is terminated in writing by holders representing at least two-thirds (2/3) of the Preferred Shares then outstanding on an as-converted basis (including Ordinary Shares issued upon conversion of the Preferred Shares), or (iii) the closing of a Sale of Assets or an Acquisition Transaction.

(b) Removal of Legend. At any time after the termination of this Agreement in accordance with Section 7, any holder of a share certificate legended pursuant to Section 6(a) may surrender such certificate to the Company for removal of such legend, and the Company will duly reissue a new certificate without the legend.

8. Miscellaneous Provisions.

(a) Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or mailed by electronic, registered or certified mail or by overnight courier or otherwise delivered by hand or by messenger, addressed:

(i) if to an Investor, at the Investor’s address, as shown on Schedule A, Schedule B, Schedule C, Schedule D, and Schedule E hereto, or at such other address as the Investors shall have furnished to the Company in writing,

(ii) if to an Ordinary Shareholder, at the Ordinary Shareholder’s address, as shown on Schedule F hereto, or at such other address as the Ordinary Shareholders shall have furnished to the Company in writing,

(iii) if to a Founder, at the Founder’s address, as shown on Schedule F hereto, or at such other address as the Founders shall have furnished to the Company in writing,

(iv) if to any other holder of any Shares subject to this Agreement, including the Ordinary Shareholders, at such address as such holder shall have furnished the Company in writing, or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such Shares who has so furnished an address to the Company, or

(iv) if to the Company, at the address of its principal corporate offices (attention: President), or at such other address as the Company shall have furnished to the Investors.

Where a notice is sent by mail, service of the notice shall be deemed to be effected by properly addressing, pre-paying and mailing a letter containing the notice, and to have been effected at the expiration of three (3) business days after the letter containing the same is mailed as aforesaid.

Where a notice is sent by overnight courier, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through an internationally recognized express courier service, delivery fees pre-paid, and to have been effected three (3) business days following the day the same is sent as aforesaid. Notwithstanding anything to the contrary in this Agreement, notices sent to Investors (and their permitted assigns) shall only be delivered by internationally recognized express courier service pursuant to this paragraph.

Where a notice is delivered by hand, by facsimile, by electronic mail or by messenger, service of the notice shall be deemed to be effected upon delivery or successful transmission record being generated by the sender’s machine.

(b) Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors and administrators.

(c) Severability. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(d) Waivers and Amendment. With the written consent of the Company and the Purchasers representing not less than three-fourths (3/4) of the Preferred Shares then outstanding on an as-converted basis (including Ordinary Shares issued upon conversion of the Preferred Shares), the obligations of the Company, the Ordinary Shareholders, the Founders, and the Investors under this Agreement may be amended and any of its terms may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) and any amendments or waivers so approved shall be binding as to all parties. Neither this Agreement nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by a signed statement in writing. Notwithstanding anything to the contrary in this Section 8(d) no waiver or amendment which would have the effect of altering the rights and obligations of the Ordinary Shareholders and/or the Founders in relation to the rights and obligations of the Investors shall be effective against the Ordinary Shareholders and/or the Founders without the consent of holders of a majority of the then outstanding Ordinary Shares. If an amendment or waiver affects any Founder, Ordinary Shareholder or Investor in a manner that is different from the effect thereof on all other Founders, Ordinary Shareholders or Investors, or imposes any material obligation or liability on a Founder, Ordinary Shareholder or Investor beyond that already imposed on such Founder, Ordinary Shareholder or Investor hereunder prior to such amendment or waiver, then the written consent of such Founder, Ordinary Shareholder or Investor shall be required in order for such amendment or waiver to be effective and binding. Upon the effectuation of each such waiver, consent, agreement, amendment or modification, the Company shall promptly give written notice thereof to the record holders of the Preferred Shares and Ordinary Shares who have not previously consented thereto in writing.

(e) Continuity of Other Restrictions. Any Equity Securities not purchased by any Investor under their Right of First Refusal hereunder will continue to be subject to all other restrictions imposed upon such Equity Securities by law, including any restrictions imposed under the Company’s Articles.

(f) Governing Law and Arbitration. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York as such laws are applied to agreements between New York residents entered into and to be performed within New York without regard to principles of conflicts of laws. Each of the parties hereto irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Hong Kong under the UNCITRAL Arbitration Rules in accordance with the HKIAC Procedures for the Administration of International Arbitration in force at the date of this Agreement (the “Arbitration Rules”), (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration, and (iii) submits to the exclusive jurisdiction of Hong Kong in any such arbitration. There shall be three arbitrators, selected in accordance with the Arbitration Rules, and at least one arbitrator shall be qualified to practice New York law. The arbitration shall be conducted in English. The decision of the arbitration tribunal shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitration tribunal’s decision in any court having jurisdiction. The parties to the arbitration shall each pay an equal share of the costs and expenses of such arbitration, and each party shall separately pay for its respective counsel fees and expenses; provided, however, that the prevailing party in any such arbitration shall be entitled to recover from the non-prevailing party its reasonable costs and attorney fees. The parties acknowledge and agree that, in addition to contract damages, the arbitrators may award provisional and final equitable relief, including injunctions, specific performance, and lost profits.

(g) Other Remedies; Specific Enforcement. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

(h) Binding Nature of Exercise. Any exercise of the Right of First Refusal or Right of Co-Sale will be binding upon the party so exercising, and may not be withdrawn without the written consent of the Company or the Seller as to whom it is given, as the case may be, except that such exercise may be withdrawn unilaterally by the exercising party if there is any legal prohibition as to a party’s consummation of its purchase or sale hereunder.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(j) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

(k) Entire Agreement. This Agreement and the Shareholders Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

(l) Delays and Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to the Investor, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by the Investor of any breach or default under this Agreement, or any waiver by the Investor of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Investor, shall be cumulative and not alternative.

(m) Share Splits. All references to the number of shares in this Agreement shall be appropriately adjusted to reflect any share split, share dividend or other change in the capital stock which may be made by the Company after the Series E Closing.

(n) Aggregation. All Preferred Shares held or acquired by affiliated entities or persons of an Investor (including but not limited to: (i) a constituent partner or a retired partner of an Investor that is a partnership; (ii) a parent, subsidiary or other affiliate of an Investor that is a corporation; (iii) an immediate family member living in the same household, a descendant, or a trust therefore, in the case of an Investor who is an individual; or (iv) a member of an Investor that is a limited liability company); or (v) any affiliated persons or entities managed by affiliates of such Investor, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement which are triggered by the beneficial ownership of a threshold number of shares of the Company’s capital shares.

(o) Exercise of JAFCO Rights. Notwithstanding any provision to the contrary, any rights of JAFCO Asia Technology Fund III under this Agreement may, without prejudice to the rights of JAFCO to exercise any such rights, be exercised by JAFCO Investment (Asia Pacific) Ltd. (“JIAP”) or any other fund manager of JAFCO or their nominees (“JAFCO Manager”), unless JAFCO has (a) given notice to the other parties that any such rights cannot be exercised by JIAP or a JAFCO Manager; and (b) not given notice to the other parties that such notice which is given under this Section 8(o) has been revoked.

(p) Share Transfer Restrictions. Each of Wang Wei and Marc Christiaen van der Chijs undertakes and covenants to the Investors that, except as approved by the Investors holding not less than two thirds of the Preferred Shares then outstanding (as adjusted for Recapitalizations and voting on an as-converted basis), (i) he shall not dispose of, alienate, create any Encumbrance over (as defined in the Shareholders’ Agreement) or otherwise Transfer his equity interests in the respective Ordinary Shareholder controlled, either directly or indirectly, by him as at the date hereof; and (ii) he shall ensure and guarantee the full performance of this Agreement by the respective Ordinary Shareholder controlled, either directly or indirectly, by him as of the date hereof. For the purpose of this Section 8(p), the term “Recapitalizations” shall mean any share split, share dividend, share combination or consolidation, recapitalization, reclassification or other similar event in relation to the shares of the Company; and the term “control” shall have the same meaning as defined in the Series E Purchase Agreement.

(q) Amendment and Restatement of Prior Voting Agreement. Each of the Prior Co-sale Agreements is hereby amended and superseded in its entirety and restated in this Agreement. Such amendment and restatement is effective upon execution of this Agreement by each of the parties to the Prior Co-sale Agreements. Upon such execution, all provisions of, rights granted and covenants made in each of the Prior Co-sale Agreements are hereby waived, released and superseded in their entirety and shall have no further force and effect. This Agreement is effective upon the Series E Closing.

(r) Supremacy of this Agreement. If and to the extent that there are inconsistencies between the provisions of this Agreement and those of the Articles, as amended, the terms of this Agreement shall prevail as between the parties hereto only (with the exception of the Company), who hereby undertake to take all actions necessary or advisable, as promptly as practicable after the discovery of such inconsistency, to further amend the Articles so as to eliminate such inconsistency to the largest extent as permitted by the applicable law.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

STARCLOUD MEDIA CO., LIMITED

By:	/s/ WANG WEI
	Name:	WANG WEI
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

ROFR AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WANG WEI

By:	/s/ WANG WEI
	Name:	WANG WEI

FIRST EASY GROUP LIMITED

By:	/s/ WANG WEI
	Name:	WANG WEI
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

ROFR AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

MARC CHRISTIAEN VAN DER CHIJS

By:	/s/ MARC CHRISTIAEN VAN DER CHIJS
	Name:	MARC CHRISTIAEN VAN DER CHIJS

FAST ACTION MANAGEMENT LIMITED

By:	/s/ MARC CHRISTIAEN VAN DER CHIJS
	Name:	MARC CHRISTIAEN VAN DER CHIJS
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

ROFR AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

WANG ZHIQI

By:	/s/ WANG ZHIQI
	Name:	WANG ZHIQI

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

ROFR AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CRESCENT PEAK LIMITED

By:	/s/ David Hand
	Name:	David Hand
	Title:	Director

CRESCENT P.E. LTD.

By:	/s/ David Hand
	Name:	David Hand
	Title:	Director

CRESCENT PEAK II LIMITED

By:	/s/ David Hand
	Name:	David Hand
	Title:	Director

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

ROFR AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

VENROCK ASSOCIATES V, L.P.

By:	its General Partner, Venrock Management V, LLC

VENROCK PARTNERS V, L.P.

By:	its General Partner, Venrock Partners Management V, LLC

VENROCK ENTREPRENEURS FUND V, L.P.

By:	its General Partner, VEF Management V, LLC

By:	/s/ David L. Stepp
	Name:	David L. Stepp
	Title:	Authorized Signatory

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

ROFR AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GENERAL CATALYST GROUP IV, L.P.

By:	General Catalyst Partners IV, L.P.,
its General Partner

By:	General Catalyst GP IV, LLC,
its General Partner

By:	/s/ William J. Fitzgerald
	Name:	William J. Fitzgerald
	Title:	Member & CFO

Address:

c/o General Catalyst Partners 20 University Road, Suite 450, Cambridge, MA 02138 fax: (617) 234-7040

GC ENTREPRENEURS FUND IV, L.P.

By:	General Catalyst Partners IV, L.P.,
its General Partner

By:	General Catalyst GP IV, LLC,
its General Partner

By:	/s/ William J. Fitzgerald
	Name:	William J. Fitzgerald
	Title:	Member & CFO

Address:

c/o General Catalyst Partners 20 University Road, Suite 450, Cambridge, MA 02138 fax: (617) 234-7040

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

ROFR AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

GGV II DELAWARE L.L.C.

By:	Granite Global Ventures II L.P.,
its Member

By:	Granite Global Ventures II L.L.C.,
its General Partner

By:	/s/ Hany Nada
	Name:	Hany Nada
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

ROFR AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

IDG TECHNOLOGY VENTURE INVESTMENT III, L.P.

By :	IDG Technology Venture Investment III, LLC, its General Partner

By:	/s/ Hugo Shong
	Name:	Hugo Shong
	Title:	Authorized Signatory

IDG TECHNOLOGY VENTURE INVESTMENT IV, L.P.

By:	IDG Technology Venture Investment IV, LLC, its General Partner

By:	/s/ Hugo Shong
	Name:	Hugo Shong
	Title:	Authorized Signatory

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

ROFR AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CA-JAIC CHINA INTERNET FUND

By:	/s/ Tetsuya Tsuda
	Name:	Tetsuya Tsuda
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

ROFR AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

JAFCO ASIA TECHNOLOGY FUND III

By:	/s/ Fumito Takashima
	Name:	Fumito Takashima
	Title:	Attorney

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

ROFR AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CAPITAL TODAY INVESTMENT IV LIMITED

By:	/s/ Deng Wenting
	Name:	Deng Wenting
Title:

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

ROFR AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written,

KTB CHINA OPTIMUM FUND

By:	/s/ Christie Hong
	Name:	Christie Hong
	Title:	Managing Director

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

ROFR AND CO-SALE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SENNETT INVESTMENTS (MAURITIUS) PTE LTD

By:	/s/ JULIET TED
	Name:	JULIET TED
	Title:	AUTHORISED SIGNATORY

SIGNATURE PAGE TO FOURTH AMENDED AND RESTATED

ROFR AND CO-SALE AGREEMENT

SCHEDULE A

LIST OF SERIES A INVESTOR

Name and Address of Investor

IDG Technology Venture Investment III, L.P.

c/o IDG VC Management Limited

Unit 1509, The Center

99 Queen’s Road

Central, Hong Kong

Fax: (852) 2529-1619

Attention: Mr. Simon Ho

SCHEDULE B

LIST OF SERIES B INVESTORS

Name and Address of Investor

GGV II Delaware L.L.C.

c/o Granite Global Ventures

2494 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Tel: (650) 475-2150

Fax: (650) 475-2151

Attn: Stephen Hyndman

With a copy to:

Granite Global Ventures

Unit 3701, K. Wah Center

1010 Huaihai Zhong Road

Shanghai 200031, PRC

Attn: Helen Wong

Jafco Asia Technology Fund III

c/o JAFCO Investment (Asia Pacific) Ltd.

6 Battery Road

#42-01

Singapore 049909

Fax: +65 6221 3690

Attn: The President

With a copy to:

JAFCO Investment (Hong Kong) Ltd

Shanghai Representative Office

Suite 42-021, 42/F, HSBC Tower,

1000 Lujiazui Ring Road

Pudong New Area, Shanghai 200120, China

Attention: Chief Representative

Fax: +8621 6841 3800

Name and Address of Investor

IDG Technology Venture Investment III, L.P.

c/o IDG VC Management Limited

Unit 1509, The Center

99 Queen’s Road

Central, Hong Kong

Fax: (852) 2529-1619

Attention: Mr. Simon Ho

SCHEDULE C

LIST OF SERIES C INVESTORS

Name and Address of Investor

General Catalyst Group IV, L.P.

c/o General Catalyst Group IV, L.P.

20 University Road, Suite 450 Cambridge

MA 02138, USA

Attn: William Fitzgerald, CFO & Managing Director

Fax: +1 617-234-7040

GC Entrepreneurs Fund IV, L.P.

c/o General Catalyst Partners

20 University Road, Suite 450,

Cambridge, MA 02138

Attn: William Fitzgerald, CFO & Managing Director

Fax: +1 617-234-7040

CAPITAL TODAY INVESTMENT IV LIMITED

Level 19, Two International Finance Centre

8 Finance Street, Central, Hong Kong

Tel: (852) 2868-5526

Fax: (852)-31017913

GGV II Delaware L.L.C.

c/o Granite Global Ventures

2494 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Tel: (650) 475-2150

Fax: (650) 475-2151

Attn: Stephen Hyndman

Name and Address of Investor

With a copy to:

Granite Global Ventures

Unit 3701, K. Wah Center

1010 Huaihai Zhong Road

Shanghai 200031, PRC

Attn: Helen Wong

Jafco Asia Technology Fund III

c/o JAFCO Investment (Asia Pacific) Ltd.

6 Battery Road

#42-01 Singapore 049909

Fax: +65 6221 3690

Attn: The President

With a copy to:

JAFCO Investment (Hong Kong) Ltd

Shanghai Representative Office

Suite 42-021, 42/F, HSBC Tower,

1000 Lujiazui Ring Road

Pudong New Area, Shanghai 200120, China

Attention: Chief Representative

Fax: +8621 6841 3800

IDG Technology Venture Investment III, L.P.

c/o IDG VC Management Limited

Unit 1509, The Center

99 Queen’s Road

Central, Hong Kong

Fax: (852) 2529-1619

Attention: Mr. Simon Ho

Name and Address of Investor

KTB China Optimum Fund

c/o KTB Optimum Fund

KTB Network Building

826-14

YeokSam-Dong, Kangnam District

Seoul, Korea

Fax:[        ]

Attention: Won Ho (Charlie), Hong

CA-JAIC China Internet Fund

Seiko Takebashi-Kyodo Building, 3-11 Kandanishiki-cho, Chiyoda-ku,

Tokyo 101-8570, Japan

Fax: +81-3-3259-8511

With a copy to

Japan Asia Investment Co., Ltd. Beijing branch,

Room 1407, Tower 1, China Central Place, 81 Jianguo Road, Beijing

100025

Fax: +86 10 65989548

Attention Tetsuya Tsuda

SCHEDULE D

LIST OF SERIES D INVESTORS

Name and Address of Investor

Crescent Peak Limited

Address:

One George Street, #15-04

Singapore 049145

Fax: (0065) 6223 5992

Attention: James Wong

Venrock Associates V, L.P.

Venrock Partners V, L.P.

Venrock Entrepreneurs Fund V, L.P.

Address:

2494 Sand Hill Road

Suite 200

Menlo Park, CA 94025

Fax: +1 650-561- 9180

Attention: General Counsel

General Catalyst Group IV, L.P.

c/o General Catalyst Partners

20 University Road, Suite 450 Cambridge

MA 02138, USA

Attn: William Fitzgerald, CFO & Managing Director

Fax: +1 617-234-7040

GC Entrepreneurs Fund IV, L.P.

c/o General Catalyst Partners

20 University Road, Suite 450,

Cambridge, MA 02138

Attn: William Fitzgerald, CFO & Managing Director

Fax: +1 617-234-7040

SCHEDULE E

LIST OF SERIES E INVESTORS

Name and Address of Purchasers

Crescent Peak II Limited

Address:

One Temasek Avenue, #20-01

Millenia Tower, Singapore 039192

Fax: + 65-6223-5992

Attention: James Wong/David Hand

Venrock Partners V, L.P.

Address:

2494 Sand Hill Road

Suite 200

Menlo Park, CA 94025

Fax: +1 650-561- 9180

Attention: General Counsel

Venrock Associates V, L.P.

Address:

2494 Sand Hill Road

Suite 200

Menlo Park, CA 94025

Venrock Entrepreneurs Fund V, L.P.

Address:

2494 Sand Hill Road

Suite 200

Menlo Park, CA 94025

General Catalyst Group IV, L.P.

c/o General Catalyst Partners

20 University Road, Suite 450 Cambridge

MA 02138, USA

Attn: William Fitzgerald, CFO & Managing Director

Fax: +1 617-234-7040

Name and Address of Purchasers

GC Entrepreneurs Fund IV, L.P.

c/o General Catalyst Partners

20 University Road, Suite 450,

Cambridge, MA 02138

Attn: William Fitzgerald, CFO & Managing Director

Fax: +1 617-234-7040

GGV II Delaware L.L.C.

c/o Granite Global Ventures

2494 Sand Hill Road, Suite 100

Menlo Park, CA 94025

Tel: (650) 475-2150

Fax: (650) 475-2151

Attn: Stephen Hyndman

With a copy to:

Granite Global Ventures

Unit 3701, K. Wah Center

1010 Huaihai Zhong Road

Shanghai 200031, PRC

Attn: Helen Wong

IDG Technology Venture Investment IV, L.P.

c/o IDG VC Management Limited

Unit 1509, The Center

99 Queen’s Road

Central, Hong Kong

Fax: (852) 2529-1619

Attention: Mr. Simon Ho

Name and Address of Purchasers

Sennett Investments (Mauritius) Pte Ltd

60B Orchard Road #06-18 Tower 2

The Atrium@Orchard

Singapore 238891

c/o IMM, Les Cascades Building

Edith Cavell Street

Port Louis, Mauritius

Contact Person: Lau Teck Sien

Telephone: +86 10 5930 4917

Fax No.: +86 10 5930 4901

E-mail: tecksien@temasek.com.sg

SCHEDULE F

List of Ordinary Shareholders and Founders

A.	Ordinary Shareholders

Name and Address of Ordinary Shareholders

FIRST EASY GROUP LIMITED

FAST ACTION MANAGEMENT LIMITED

B.	Founders

Name and Address of Founders

Wang Wei

Gate 6, No.1305, South SuZhou

Road, Shanghai, PRC

Wang Zhiqi

Apt. 3702, Building 4, Lane 168

HongQiao Road, Shanghai, PRC

Marc Christiaen van der Chijs

Apt. 3702, Building 4, Lane 168

HongQiao Road, Shanghai, PRC

Schedule A	List of Series A Investor
Schedule B	List of Series B Investors
Schedule C	List of Series C Investors
Schedule D	List of Series D Investors
Schedule E	List of Series E Investors
Schedule F	List of Ordinary Shareholders and Founders